                                                                     Exhibit 4.2


THIS WARRANT AND THE SHARES OF CAPITAL STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

                                                              September __, 2000

                            BAY AREA MULTIMEDIA, INC.

                          COMMON STOCK PURCHASE WARRANT

               Warrant to Purchase 100,000 Shares of Common Stock

                           Expiring September __, 2006

            THIS CERTIFIES THAT, for value received SPYGLASS ENTERTAINMENT GROUP, LP ("SPYGLASS"), or its successors or assigns (collectively, the "WARRANT HOLDER"), at any time and from time to time on any Business Day on or prior to 5:00 p.m., Pacific Time, on the Expiration Date (as below defined) is entitled to subscribe for and purchase from Bay Area Multimedia, Inc., a Delaware corporation (the "COMPANY"), 100,000 shares of Common Stock at a price per share equal to the Exercise Price. As used herein, the "EXPIRATION DATE" means the sixth anniversary of the Issue Date.

            1. Certain Definitions.

            The following terms, as used herein, have the following meanings:

            "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

            "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Los Angeles, California are authorized by law to close.

            "Certificate" means the Certificate of Incorporation, dated September 19, 2000, as in effect on the date hereof.

            "Commission" means the Securities and Exchange Commission or any other Federal agency administering the Securities Act at the time.

            "Common Stock" means the Company's currently authorized Common Stock and stock of any other class or other consideration into which such currently authorized Common Stock may hereafter have been changed.

            "Exchange Act" means the Securities Exchange Act of 1934, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such successor Federal statute.


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


            "Exercise Price" means the lesser of (i) $5.00 per share and (ii) in connection with the Company's first equity financing subsequent to the Issue Date where the aggregate proceeds from such financing are in excess of $4,000,000: (x) in the case of Common Stock, the price per share paid for such Common Stock or (y) in the case of an equity financing consisting other securities, the price per share paid for such equity on an as converted basis; in each case, as adjusted from time to time pursuant to Section 5.

            "Included Picture" shall have the meaning set forth in the Output Agreement.

            "Interactive Entertainment Rights" shall have the meaning set forth in the Output Agreement.

            "Issue Date" means October __, 2000.

            "Output Agreement" shall refer to the Exclusive Output Agreement between SPYGLASS and the Company executed as of the Issue Date.

            "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

            "Securities Act" means the Securities Act of 1933, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such successor Federal statute.

            "Warrant Shares" means the 100,000 shares of Common Stock issued or issuable upon exercise of this Warrant, as adjusted from time to time pursuant to Section 5, or any portion thereof.

        2. Exercise of Warrant. This Warrant shall vest and become exercisable in accordance with the following schedule:

            (a) 50% of the Warrant Shares on the Issue Date;

            (b) 25% of the Warrant Shares upon receipt by Spyglass from the Company of the written notice of intent to exploit the Interactive Entertainment Rights as set forth in Section 3(b) of the Output Agreement for the first Included Picture; and

            (c) 25% of the Warrant Shares upon receipt by Spyglass from the Company of the written notice of intent to exploit the Interactive Entertainment Rights as set forth in Section 3(b) of the Output Agreement for the second Included Picture.

        Subject to the above, the Warrant Holder may exercise this Warrant in whole or for 25,000 or more shares (less than 25,000 only if less than 25,000 remain unexercised and then only for all such shares), at any time or from time to time on any Business Day on or prior to the Expiration Date, by delivering to the Company a duly executed notice (a "Notice of Exercise") in the form of


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

Annex A hereto and by payment to the Company of the Exercise Price per Warrant Share, at the election of the Warrant Holder, by wire transfer of immediately available funds to the account of the Company in an amount equal to the product of (i) the Exercise Price times (ii) the number of Warrant Shares as to which this Warrant is being exercised.

            As soon as practicable but not later than five Business Days after the Company shall have received such Notice of Exercise and payment, the Company shall execute and deliver or cause to be executed and delivered, in accordance with such Notice of Exercise, a certificate or certificates representing the number of shares of Warrant Shares specified in such Notice of Exercise, issued in the name of the Warrant Holder or in such other name or names of any Person or Persons designated in such Notice of Exercise with such additional documentation as the Company may request if the party is other than the Warrant Holder. This Warrant shall be deemed to have been exercised and such share certificate or certificates shall be deemed to have been issued, and such Warrant Holder or other Person or Persons designated in such Notice of Exercise shall be deemed for all purposes to have become a holder of record of the Warrant Shares, as of the date that such Notice of Exercise and payment shall have been received by the Company.

            The Warrant Holder shall surrender this Warrant Certificate to the Company when it delivers the Notice of Exercise, and in the event of a partial exercise of the Warrant, the Company shall execute and deliver to the Warrant Holder, at the time the Company delivers the share certificate or certificates issued pursuant to such Notice of Exercise, a new Warrant Certificate for the unexercised portion of the Warrant, but in all other respects identical to this Warrant Certificate.

            Each certificate for Warrant Shares issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are registered under the Securities Act, shall bear the following legend:

               THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

Any certificate for Warrant Shares issued at any time in exchange or substitution for any certificate bearing such legend (unless at that time such Warrant Shares are registered under the Securities Act) shall also bear such legend unless, in the written opinion of counsel selected by the holder of such certificate, which counsel and opinion shall be reasonably acceptable to the Company, the Warrant Shares represented thereby need no longer be subject to restrictions on resale under the Securities Act.

            The Company shall not be required to issue fractions of shares upon an exercise of the Warrant. If any fraction of a share would, but for this restriction, be issuable upon an exercise of the Warrant, in lieu of delivering such fractional share, the Company shall pay to the Warrant Holder, in cash, an amount equal to the same fraction times the Closing Price on the trading day immediately prior to the date of such exercise.


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

            The Company shall pay all expenses, taxes, excluding income taxes, and owner charges payable in connection with the preparation, issuance and delivery of certificates for the Warrant Shares and any new Warrant Certificates, except (a) the Company shall have no obligation to pay any expenses incurred by the Warrant Holder or any third party receiving a Warrant Certificate and (b) if the certificates for the Warrant Shares or the new Warrant Certificates are to be registered in a name or names other than the name of the Warrant Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by the Warrant Holder at the time of its delivery of the Notice of Exercise or promptly upon receipt of a written request by the Company for payment.

            2. Investment Representation.

            By accepting the Warrant, the Warrant Holder represents that it is acquiring the Warrant for its own account or the account of an Affiliate for investment purposes and not with the view to any sale or distribution, and that the Warrant Holder will not offer, sell or otherwise dispose of the Warrant or the Warrant Shares except under circumstances as will not result in a violation of applicable securities laws.

            3. Validity of Warrant and Issuance of Shares.

            The Company represents and warrants that this Warrant has been duly authorized and is validly issued.

            The Company further represents and warrants that on the date hereof it is duly authorized and reserved, and the Company hereby agrees that it will at all times until the Expiration Date have duly authorized and reserved, such number of shares of Warrant Shares as will be sufficient to permit the exercise in full of the Warrant, and that all such shares are and will be duly authorized and, when issued upon exercise of the Warrant, will be validly issued, fully paid and non-assessable, and free and clear of all security interests, claims, liens, equities and other encumbrances.

            The Company further warrants that as of the date hereof, the capitalization of the Company as set forth on Schedule A hereto is true and correct.

            5. Adjustments.

            The Exercise Price shall be subject to adjustment from time to time as follows:

                (i) Common Stock Reorganizations.

                    (A) In the event the Company should at any time or from time to time after the Issue Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon


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

conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Exercise Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                    (B) If the number of shares of Common Stock outstanding at any time after the Issue Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Exercise Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

                (ii) Other Distributions. In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 5(i), then, in each such case for the purpose of this subsection 5(ii), the Warrant Holder shall be entitled to a proportionate share of any such distribution as though they were the holders of the Warrant Shares as of the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution.

                (iii) No Impairment. The Company will not, by amendment of its Restated Articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Exercise Rights of the Warrant Holder against impairment.

                (iv) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision or combination provided for elsewhere in this Section 5) provision shall be made so that the Warrant Holder shall thereafter be entitled to receive upon the exercise of this Warrant the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of the Warrant Shares would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the Warrant Holder after the recapitalization to the end that the provisions of this Section 5 (including adjustment of the Exercise Price then in effect and the number of shares purchasable upon exercise) shall be applicable after that event as nearly equivalent as may be practicable.

                (v) No Fractional Shares and Certificate as to Adjustments.

                    (A) No fractional shares shall be issued upon the exercise of this Warrant, and the number of shares of Warrant Shares to be issued shall be rounded to the nearest whole share.

                    (B) Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 5, the Company, at its expense, shall promptly compute


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

such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Warrant Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Warrant Holder, furnish or cause to be furnished to the Warrant Holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Exercise Price at the time in effect, and (C) the number of Warrant Shares and the amount, if any, of other property that at the time would be received upon the exercise of this Warrant.

                (vi) Notices of Record Date or Recapitalization. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to the Warrant Holder, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right. The Company shall also give notice to the Warrant Holder prior to any recapitalization under Section 5(iii).

                (vii) If the per share price received in conjunction with the Company's anticipated Series B Preferred Stock offering is less than $5.00 per share, the Exercise Price in effect immediately prior to each such issuance shall be adjusted to a price determined by multiplying such Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the Company for such issuance would purchase at such Exercise Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares issued pursuant to the Series B offering.

            6. Registration of Warrant Shares.

            (a) Neither the Warrant nor the Warrant Shares have been registered with the Commission under the Securities Act or qualified for sale pursuant to any state blue sky law, and neither may be sold or transferred without such registration or qualification, except pursuant to an exemption therefrom. No rights shall be hereby granted which are in violation of applicable securities laws or regulations.

            (b) The holder of this Warrant shall have all the benefits of an Investor under that certain Investor Rights Agreement, dated as of May 17, 2000 (the "Investor Rights Agreement"), between the Company and the parties therein named. The holder of this Warrant shall become a party to the Investor Rights Agreement by entering into a joinder agreement in form satisfactory to the Company and such holder.

            7. Transfer of Warrant.

            This Warrant is freely transferable, in whole or in part, to any Person; provided that no transfer shall be made that (a) does not comply with all applicable federal and state securities laws, or (b) would require registration or qualification of the Warrant pursuant to the Securities Act or any applicable state blue sky law; and provided further that the Warrant Holder upon transfer of the Warrant must deliver to the Company a duly executed Warrant Assignment in the form of Annex B hereto, with funds sufficient to pay any transfer tax imposed in connection with such assignment (if any) and upon surrender of this Warrant Certificate to the Company. The Company shall execute and deliver a new Warrant Certificate or Certificates in the form of this Warrant Certificate with appropriate changes to reflect such Assignment, in the name or names of the assignee or assignees specified in the fully executed Warrant Assignment or other instrument of assignment and, if the Warrant Holder's entire interest is not being transferred or assigned, in the name of the Warrant Holder, this Warrant Certificate shall promptly be cancelled. Any transfer or exchange of this Warrant Certificate shall be without charge to the Warrant Holder (except as provided above with respect to income and transfer taxes, if any) and any new Warrant Certificate or Certificates issued shall be dated the date hereof. The terms "WARRANT" and "WARRANT Holder" as used herein include all Warrants into which this Warrant (or any successor Warrant) may be exchanged or issued in connection with the transfer or assignment of this Warrant any successor Warrant) and the holders of those Warrants, respectively.

            8. Reporting Rule 144.

            The Company hereby agrees that it will file any reports required to be filed by it under the Securities Act, the Exchange Act or the rules and regulations adopted by the Commission thereunder and that it will use all reasonable efforts to cooperate with each Warrant Holder and each holder of Warrant Shares in supplying such information concerning the Company as may be necessary for such Warrant Holder or holder to complete and file any information reporting forms currently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrants or Warrant Shares. The Company also agrees that it will take such further action, and supply such information (including the information specified by Rule 144A(d) (4) under the Securities Act) as any Warrant Holder may reasonably request to the extent required from time to time to enable the Warrant Holder to sell Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or 144A under the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of the Warrant Holder, the Company will deliver to the Warrant Holder a written statement as to whether it has complied with such reporting requirements.

            Any other provision of this Warrant notwithstanding, the Company shall not be obligated under any circumstances to cause this Warrant to be listed or quoted on NASDAQ National Market System, any national securities exchange or any other trading system or market, or to be registered under the Securities Act.

            9. Lost, Mutilated or Missing Warrant Certificates.

            Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in the case of loss, theft or destruction, upon receipt of indemnification satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant Certificate, the Company shall execute and deliver a new Warrant Certificate of like tenor and representing the right to purchase the same aggregate number of Warrant Shares. The recipient of any such Warrant Certificate shall reimburse


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

the Company for all reasonable expenses incidental to the replacement of such lost, mutilated or missing Warrant Certificate.

            10. Successors and Assigns.

            All the provisions of this Warrant by or for the benefit of the Company or the Warrant Holder shall bind and inure to the benefit of their respective successors and assigns.

            11. Notices.

            Any notice or other communication hereunder shall be in writing and shall be sufficient if sent by first-class mail or courier, postage prepaid, and addressed as follows: (a) if to the Company, addressed to Bay Area Multimedia, Inc., 333 West Santa Clara Street, Suite 950, San Jose California 95113 Attn:
Raymond C. Musci; (b) if to the Warrant Holder, if the Warrant Holder is addressed to it at Spyglass Entertainment Group, L.P., 500 S. Buena Vista St.; Burbank, CA 91521-1855 and (c) if to any party, addressed to such address as such party may hereafter specify to the Company, in the case of any communication to be provided by the Company, or to each Warrant Holder, in the case of any communication to be provided by the Warrant Holder, for the purpose of notice hereunder.

            12. Miscellaneous.

                (a) The Warrant shall not entitle the Warrant Holder, prior to the exercise of the Warrant, to any rights as a shareholder of the Company other than as provided in Section 5(v).

                (b) The Company shall pay all reasonable expenses of the Warrant Holder, including reasonable fees and disbursements of counsel, in connection with the preparation of the Warrant, any waiver or consent hereunder or any amendment or modification hereof.

                (c) In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                (d) Without limiting the rights of the Company and the Warrant Holder to pursue all other legal and equitable rights available to such party for the other parties' failure to perform its obligations hereunder, the Company and the Warrant Holder each hereto acknowledge and agree that the remedy at law for any failure to perform any obligations hereunder would be inadequate and that each shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

                (e) THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW.


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

                (f) The Company (a) agrees that any legal suit, action or proceeding arising out of or relating to this Warrant will be instituted exclusively in the state or federal courts located in the County of San Jose, California, (b) waives any objection which the Company may have now or hereafter based upon forum non conveniens or to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of the state and federal courts located in the County of Los Angeles, California, in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the state and federal courts located in the County of Los Angeles, California, and agrees that service of process upon the Company, mailed by certified mail to the Company's address, will be deemed in every respect effective service of process upon the Company, in any suit, action or proceeding. FURTHER, BOTH THE COMPANY AND THE WARRANT HOLDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION TO ENFORCE THIS WARRANT.

                (g) The section headings used herein are for convenience of reference only and shall not be construed in any way to affect the interpretation of any provisions of the Warrant.

            IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed its authorized officer, and its corporate seal to be hereunto affixed, and attested by its Secretary, all as of the day and year first above written.

                                     BAY AREA MULTIMEDIA, INC.

                                     By:    ____________________________________
                                            Name:  Ray Musci
                                            Title: Chief Operating Officer

[Seal]

Attest:

-----------------------------
Secretary


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

                                     ANNEX A

                           Form of Notice of Exercise

                                                        __________________, 19__

To:     Bay Area Multimedia, Inc.

            Reference is made to the Common Stock Purchase Warrant dated _________, 2000. Terms defined therein are used herein as therein defined.

            The undersigned, pursuant to the provisions set forth in the Warrant, hereby irrevocably elects and agrees to purchase shares of Common Stock, and makes payment herewith in full therefor at the Exercise Price of $____________ in the following form:

------------------------------------------.

[If said number of shares is less than all of the shares purchasable hereunder, the undersigned hereby requests that a new Warrant Certificate representing the remaining balance of the shares be registered in the name of _________________________________, whose address is

                      -------------------------------

                      -------------------------------

                      -------------------------------

            The undersigned hereby represents that it is exercising the Warrant for its own account or the account of an Affiliate for investment purposes and not with the view to any sale or distribution and that the Warrant Holder will not offer, sell or otherwise dispose of the Warrant or any underlying Warrant Shares in violation of applicable securities laws.

                                           [NAME OF WARRANT HOLDER]



                                           By:    ______________________________

                                                  Name:
                                                  Title:

                                           [ADDRESS OF WARRANT HOLDER]


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



                                     ANNEX B

                           Form of Warrant Assignment

            Reference is made to the Common Stock Purchase Warrant dated __________, 2000, issued by Bay Area Multimedia, Inc. Terms defined therein are used herein as therein defined.

            FOR VALUE RECEIVED___________________( the "Assignor") hereby sells, assigns and transfers all of the rights of the Assignor as set forth in the Common Stock Purchase Warrant dated ___________, 2000, with respect to the number of Warrant Shares covered thereby as set forth below, to the Assignee(s) as set forth below:

Name (s) of                                               Number of
Assignee (s)                 Address (es)                 Warrant Shares
------------                 ------------                 --------------

-------------------------    ----------------------       ----------------------

-------------------------    ----------------------       ----------------------

            All notices to be given by the Company to the Assignor as Warrant Holder shall be sent to the Assignee(s) at the above listed address(es), and, if the number of shares being hereby assigned is less than all of the shares covered by the Warrant held by the Assignor, then also to the Assignor.

            In accordance with Section 7 of the Warrant Certificate, the Assignor requests that the Company execute and deliver a new Warrant Certificate or Warrant Certificates in the name or names of the assignee or assignees, as is appropriate, or, if the number of shares being hereby assigned is less than all of the shares covered by the Warrant held by the Assignor, new Warrant Certificates in the name or names of the assignee or the assignees, as is appropriate, and in the name of the Assignor.

            The undersigned represents that the Assignee has represented to the Assignor that the Assignee is acquiring the Warrant for its own account or the account of an Affiliate for investment purposes and not with the view to any sale or distribution, and that the Assignee will not offer, sell otherwise dispose of the Warrant or the Warrant Shares except under circumstances as will not result in a violation of applicable securities laws.

Dated: _________________, 19__

                                             [NAME OF ASSIGNOR]



                                             By:    ____________________________
                                                    Name:
                                                    Title:
                                             [ADDRESS OF ASSIGNOR]


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


                                   SCHEDULE A


                                 CAPITALIZATION


                                       12